UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2025

PROFUSA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41177	86-3437271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

626 Bancroft Way, Suite A

Berkeley, CA 94710

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (925) 997-6925

345 Allerton Ave.

South San Francisco, California 94080

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PFSA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

As previously disclosed, Profusa, Inc. (the “Company”) entered into a Securities Purchase Agreement, dated February 11, 2025 (the “Purchase Agreement”) with Ascent Partners Fund LLC (“Ascent”) providing for the issuance and sale by the Company to the Investor certain senior secured convertible promissory notes (each a “Note” and collectively, the “Notes”) convertible into shares of common stock, par value $0.0001 per share (the “Common Stock”). On August 25, 2025, the Company entered into Amendment No. 1 (the “SPA Amendment”) to the Purchase Agreement, which among other things, amended the Purchase Agreement to provide for the following four tranches of Notes, subject to the satisfaction of certain conditions: (i) an initial closing for Notes in an aggregate principal amount of $10,000,000 (the “First Tranche”), which already occurred in July 11, 2025; (ii) a second closing for Notes in an aggregate principal amount of $2,222,222 (the “Second Tranche”) for a purchase price of $2,000,000; (iii) a third closing for Notes in an aggregate principal amount of $5,555,556 (the “Third Tranche”) for a purchase price of $5,000,000, subject to the satisfaction of certain conditions including the full conversion or repayment of the First Tranche, effectiveness of a registration statement, no Nasdaq listing deficiency, and receipt of stockholder approval; and (iv) a fourth closing for Notes in an aggregate principal amount of $4,444,444 (the “Fourth Tranche”) for a purchase price of $4,000,000, subject to the satisfaction of certain conditions including the full repayment of the First and Second Tranches, at least fifty percent (50%) repayment or conversion of the Third Tranche, effectiveness of a registration statement, and no Nasdaq listing deficiency.

In connection with the closing of the Second Tranche, which occurred on September 30, 2025, the Company entered into an Account Control Agreement (the “Control Agreement”) with Ascent, BitGo Prime LLC (the “Delegate”), and BitGo Trust Company, Inc. (the “Custodian”) governing the custody and control of the Company’s Bitcoin reserve which are pledged as collateral to secure the Company’s financing arrangement with Ascent pursuant to the Purchase Agreement. The Control was executed on October 1, 2025 with an effective date of September 29, 2025.

Pursuant to the Control Agreement, the Custodian will hold and manage digital asset collateral in a designated custodial account for the benefit of Ascent. The Control Agreement sets forth the procedures for the Custodian to follow with respect to entitlement orders and instructions regarding the collateral, including the requirement that, prior to receipt of a Notice of Exclusive Control from Ascent, the Custodian may only act on joint instructions from both the Company and Ascent. Upon and during the continuance of an event of default under the applicable financing agreements, and following the Custodian’s receipt of a Notice of Exclusive Control from Ascent, the Custodian is required to act solely on instructions from Ascent without further consent from the Company.

The Control Agreement includes customary provisions regarding the responsibilities and protections of the Custodian, including limitations on liability, indemnification by both the Company and Ascent, and the absence of fiduciary duties. The Custodian is authorized to use agents and affiliates, including BitGo Prime LLC, to assist in providing services, and will make available to the Company and Ascent near real-time, read-only information regarding the custodial account through an application programming interface (API).

The Control Agreement may be terminated upon written notice under certain circumstances, including the release of Ascent’s security interest or by election of any party with appropriate notice and consent.

The Company is responsible for all fees and expenses associated with the custodial services, including a collateral management fee of 3 basis points of the U.S. monthly digital assets held in the custodial account, payable to the Delegate.

The foregoing description of the Control Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Control Agreement, which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 7, 2025, the Board of Directors of Profusa, Inc. (the “Company”) adopted resolutions to amend the Company’s Bylaws to provide that the holders of 33 and 1/3% of the voting power of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business; and where a separate vote by a class or series or classes or series is required, the holders of 33 1/3% of the voting power of the issued and outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter. The Company’s Bylaws previously provided that the holders of a majority of the voting power of the stock issued and outstanding (and with respect to a separate class or series vote, just such class or series) and entitled to vote, present in person or represented by proxy, would constitute a quorum at all meetings of the stockholders for the transaction of business.

The foregoing description of the amendment to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment of the Bylaws, which is filed as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01. Other Events.

Adjournment of Special Meeting

On October 7, 2025, the convened and then determined to adjourn, without conducting any business, a special meeting of stockholders (the “Special Meeting”) because the Company did not have a sufficient number of shares of the Company’s common stock present in person or represented by proxy at the Special Meeting to constitute a quorum. The adjourned Special Meeting will reconvene on October 20, 2025 at 10:00 a.m. Eastern Time.

The close of business on September 22, 2025 will continue to be the record date for the determination of stockholders of the Company entitled to vote at the Special Meeting. No changes have been made to the proposals to be voted on by stockholders at the Special Meeting. Stockholders who have previously submitted their proxy or otherwise voted and do not want to change their vote do not need to take any action. Stockholders may cast their votes by following the instructions set forth in the Company’s definitive proxy statement on Schedule 14A which was filed with the Securities and Exchange Commission on September 23, 2025 which is available on the SEC’s website at www.sec.gov, and the voting platform at www.cleartrustonline.com/pfsa.

Press Release

On October 7, 2025, the Company issued a press release announcing the completion of the Company’s second $1 million investment in digital treasury assets as part of its digital treasury strategy. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment to Bylaws
10.1	Account Control Agreement, dated as of September 29, 2025, by and among the Company, Ascent Partners Fund LLC, BitGo Prime LLC, and BitGo Trust Company, Inc.
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed or furnished herewith

+	The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon the request of the SEC in accordance with Item 601(b)(2) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 7, 2025	Profusa, Inc.

	By:	/s/ Ben Hwang
	Name:	Ben Hwang
	Title:	Chief Executive Officer

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